Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Third Amendment”) is made as of July 30, 2009 by and among

PIER 1 IMPORTS (U.S.), INC. (in such capacity, the “Borrower”), a Delaware corporation with its principal executive offices at 100 Pier 1 Place, Fort Worth, Texas 76102;

BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties;

BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties;

The LENDERS party hereto;

WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company with offices at One Boston Place - 19th Floor, Boston, Massachusetts 02109, as syndication agent; and

JPMORGAN CHASE BANK, N.A., a national banking association with offices at 2200 Ross Avenue, 9th Floor, Dallas, Texas 75201, as documentation agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrower, the Lenders, the Administrative Agent, and the Collateral Agent, among others, entered into a Credit Agreement dated as of November 22, 2005, as amended by that certain First Amendment to Credit Agreement dated as of July 28, 2006 and by that certain Second Amendment to Credit Agreement dated as of May 31, 2007 (collectively, the “Credit Agreement”);

WHEREAS, the parties desire to further amend the terms and conditions of the Credit Amendment as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.       Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.       Amendment to Article I.  The provisions of Article I of the Credit Agreement are hereby amended as follows:

(a)                The definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

          “ “Applicable Margin” means:

(a)       From and after the Third Amendment Effective Date until the first Adjustment Date after the Third Amendment Effective Date, the percentages set forth in Level II of the Pricing Grid below; and

(b)       On the first day of each January, April, July and October of each year (each, an “Adjustment Date”), commencing October 1, 2009, the Applicable Margin shall be determined from such Pricing Grid based upon Average Daily Availability for the most recently ended three month period immediately preceding such Adjustment Date; provided that notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level I (even if the Average Daily Availability requirements for a different Level have been met, without limiting the right of the Administrative Agent or the Required Lenders to charge interest at the Default Rate as provided in Section 2.12); provided further if the Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBO Applicable Margin	Prime Rate Applicable Margin
I	Less than or equal to 33% of the Borrowing Base	3.50%	2.50%
II	Greater than 33% of the Borrowing Base but less than or equal to 66% of the Borrowing Base	3.25%	2.25%
III	Greater than 66% of the Borrowing Base	3.00%	2.00%”

(b)                The definition of “Borrowing Base” is hereby amended by deleting clauses (iv) and (v) thereof and substituting the following in its stead:

“(iv)     Intentionally Omitted.

(v)       the then amount of all Availability Reserves.”

(c)           The definition of “Capital Stock” is hereby deleted in its entirety and the following substituted in its stead:

“ “Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing; provided that in no event shall any Indebtedness (or instrument representing any Indebtedness) that is convertible into or exchangeable for any of the foregoing constitute “Capital Stock” (unless and until so converted or exchanged) or otherwise be considered a right to acquire “Capital Stock” for any purpose of this Agreement.”

(d)          The definition of “Consolidated EBITDA” is hereby deleted in its entirety and the following substituted in its stead:

“ “Consolidated EBITDA” means, with respect to any Person for a twelve (12) Fiscal Month period, the sum (without duplication) of (a) Consolidated Net Income for such period, plus (b) depreciation and amortization for such period, plus (c) provisions for Taxes based on income that were deducted in determining Consolidated Net Income for such period, plus (d) Consolidated Interest Expense that was deducted in determining Consolidated Net Income for such period, plus (e) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that any such non-cash charges shall be treated as cash charges in any future period in which the cash disbursement attributable thereto are made and such cash disbursement in such future period shall be subtracted from Consolidated EBITDA in such future period, and excluding amortization of a prepaid cash item that was paid in a prior period to the extent such cash item was deducted in calculating Consolidated EBITDA in period when paid) minus (f) extraordinary gains for such period.”

(e)          The definition of “Debt Service Charges” is hereby amended by adding the following sentence at the end of such definition:

“Notwithstanding anything to the contrary herein contained, prepayments of principal of the Convertible Notes or any Refinancing Indebtedness, in each case to the extent such prepayments are permitted hereunder, shall be excluded in the determination of Debt Service Charges.”

(f)           The definition of “Line Fee” is hereby deleted in its entirety and the following substituted in its stead:

“ “Line Fee” means  a fee equal to 0.50% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the difference between (x) each Lender’s Commitment and (y) the sum of (i) such Lender’s Commitment Percentage of the principal amount of Loans then outstanding, net of any Swingline Loans, and (ii) such Lender’s Commitment Percentage of the then Letter of Credit Outstandings for each day commencing on the date hereof and ending on but excluding the Termination Date.”

(g)          The definition of “Permitted Acquisition” is hereby amended by deleting clause (g) thereof in its entirety and substituting the following in its stead:

“(g)      If any Loans are then outstanding or, on a pro forma and projected basis (which projections shall be reasonably satisfactory to the Administrative Agent), for the subsequent twelve month period are anticipated to be outstanding, the Payment Conditions shall have been satisfied.”

(h)          The definition of “Permitted Dividends” is hereby amended by deleting clauses (d), (e) and (f) in their entirety and substituting the following new clauses (d) and (e) in their stead:

“(d)      Restricted Payments for the purpose of repurchasing or redeeming Capital Stock in an amount not to exceed $40,000,000 in the aggregate from and after the Third Amendment Effective Date and prior to the Maturity Date, so long as (i) no Event of Default has occurred or shall occur after giving effect to such Restricted Payment, and (ii) if the Restricted Payment is to be funded in whole or in part with proceeds of Loans: (A) Availability (on a projected and pro forma basis for the twelve months following such Restricted Payment) will be equal to or greater than thirty-five percent (35%) of the lesser of the Revolving Credit Ceiling or the Borrowing Base after giving effect to such Restricted Payment and to all Debt Service Charges coming due for the twelve months following such Restricted Payment, (B) the Consolidated Fixed Charge Coverage Ratio will be equal to or greater than 1.10:1.00, in each case after giving effect to such Restricted Payments and as projected on a pro forma basis for the twelve months following such Restricted Payments, and (C) the Borrower shall have provided projections to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, evidencing the satisfaction of the conditions described in clauses (ii)(A) and (ii)(B) above; and

“(e)      Restricted Payments other than those described in clause (d) above, so long as (i) no Event of Default has occurred or shall occur after giving effect to such Restricted Payment, and (ii) if the Restricted Payment is to be funded in whole or in part with proceeds of Loans: (A) Availability (on a projected and pro forma basis for the twelve months following such Restricted Payment) will be equal to or greater than thirty-five percent (35%) of the lesser of the Revolving Credit Ceiling or the Borrowing Base after giving effect to such Restricted Payment and to all Debt Service Charges coming due for the twelve months following such Restricted Payment, (B) the Consolidated Fixed Charge Coverage Ratio will be equal to or greater than 1.10:1.00, in each case after giving effect to such Restricted Payments and as projected on a pro forma basis for the twelve months following such Restricted Payments, and (C) the Borrower shall have provided projections to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, evidencing the satisfaction of the conditions described in clauses (ii)(A) and (ii)(B) above.”

(i)           The definition of “Permitted Encumbrances” is hereby amended by deleting the phrase “; and” at the end of clause (aa) thereof, re-lettering clause (bb) thereof as clause (dd), and inserting the following new clauses (bb) and (cc) therein:

“(bb)     Liens to secure any Refinancing Indebtedness, provided that such Liens shall be subject at all times to the terms of an intercreditor agreement in form and substance acceptable to the Administrative Agent in its sole reasonable discretion;

(cc)      Liens consisting of deposits in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding; and”

(j)           The definition of “Permitted Indebtedness” is hereby amended by deleting the phrase “; and” at the end of clause (s) thereof, re-lettering clause (t) thereof as clause (u), and inserting the following new clause (t) therein:

“(t)      Any Refinancing Indebtedness; and”

(k)           The definition of “Prime Rate” is hereby deleted in its entirety and the following substituted in its stead:

“ “Prime Rate” means, for any day, the highest of: (a) the variable annual rate of interest then most recently announced by Bank of America at its head office in Charlotte, North Carolina as its “Prime Rate”; (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% (0.50%) per annum; and (c) the Adjusted LIBO Rate for an Interest Period of one month, plus 1% per annum.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist.  If for any reason the Administrative Agent, in accordance with Section 2.10 hereof, shall have determined (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for an Interest Period of one month, the Prime Rate shall be determined without regard to clause (c) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist.  Any change in the Prime Rate due to a change in Bank of America’s Prime Rate, the Adjusted LIBO Rate (after the expiration of the Interest Period previously used in determining the Prime Rate) or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America’s Prime Rate, the Adjusted LIBO Rate (after the expiration of the Interest Period previously used in determining the Prime Rate) or the Federal Funds Effective Rate, respectively.”

(l)           The definition of “Revolving Credit Ceiling” is hereby deleted in its entirety and the following substituted in its stead:

“ “Revolving Credit Ceiling” means $300,000,000, as such amount may be increased or reduced in accordance with the terms of this Agreement.”

(m)          The definitions of “FMV”, “Deed of Trust”, “Eligible Real Estate”, “FIRREA”, “Real Estate Advance Rate”, “Realty Reserves”, “Title Insurance Company”, and “Title Insurance Policy” are hereby deleted in their entirety wherever the same shall appear.

(n)           The following new definitions are added to Article I in appropriate alphabetical order:

(i)       “ “Payment Conditions” means, with respect to any transaction, (i) no Event of Default has occurred or shall occur after giving effect to such transaction, (ii) Availability will be equal to or greater than thirty percent (30%) of the lesser of the Revolving Credit Ceiling or the Borrowing Base after giving effect to such transaction and as projected on a pro forma basis for the nine months following such transaction, and (iii) the Borrower shall have provided projections to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, evidencing the satisfaction of the conditions described in clauses (i) and (ii) above.”

(ii)      “ “Refinancing Indebtedness” means any Indebtedness or any guaranty by a Loan Party thereof, in each case issued in exchange for, or the Net Proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “refinance”), the Convertible Notes; provided, that (a) the face amount of such Refinancing Indebtedness does not exceed the face amount of the Convertible Notes so refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the maturity date of such Refinancing Indebtedness shall not be earlier than four months after the maturity date of the Obligations, (c) except as provided in Section 7 of the Third Amendment, the Refinancing Indebtedness shall not require cash payments of principal other than at maturity, and (d) the Refinancing Indebtedness shall not have different obligors, or greater guarantees than the Convertible Notes.”

(iii)     “ “Third Amendment” means that certain Third Amendment to Credit Agreement dated as of July 30, 2009 by and among the Borrower, the Agents, the Lenders, Wells Fargo Retail Finance, LLC, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Documentation Agent.”

(iv)      “ “Third Amendment Effective Date” means July 30, 2009.”

3.       Amendments to Article II.  The provisions of Article II of the Credit Agreement are hereby amended as follows:

(a)                The number “$325,000,000” appearing in Section 2.01(a) is hereby deleted and the number “$300,000,000” substituted in its stead.

(b)                The provisions of Section 2.19 are hereby amended as follows:

(i)                          By amending Section 2.19(b) by deleting the phrase “0.25% per annum” in the third line thereof in its entirety and substituting the phrase “0.50% per annum” in its stead.

(ii)                         By amending Section 2.19(c) by deleting clause (ii) thereof in its entirety and substituting the following clause (ii) in its stead:

“(ii)     Commercial Letters of Credit: At a per annum rate equal to fifty percent (50%) of the then Applicable Margin for LIBO Loans;”

4.       Amendments to Article V.  The provisions of Article V of the Credit Agreement are hereby amended as follows:

(a)                The provisions of Section 5.01(d) are hereby deleted in their entirety and the following substituted in their stead:

“(d)      On the tenth (10th) Business Day of each Fiscal Month, a certificate in the form of Exhibit J (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Month, provided that if (i) an Event of Default has occurred and is continuing, or (ii) if Availability (as calculated under clause (b) of the definition thereof) is at any time less than twenty-five percent (25%) of the Borrowing Base, then in either case such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), and provided further that if any request for a Loan will result in Credit Extensions exceeding $150,000,000, a Borrowing Base Certificate shall accompany such request; each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Borrower by a Financial Officer of the Borrower;”

(b)                The provisions of Section 5.01(j) are hereby amended by deleting clause (ii) thereof in its entirety and substituting the following in its stead:

“(ii)     the forecasted consolidated statements of income or operations and consolidated cash forecasts prepared on a monthly basis, in form reasonably acceptable to the Administrative Agent, and”

(c)                The provisions of Section 5.08(b) are hereby deleted in their entirety and the following substituted in their stead:

“(b)      Each Loan Party will, and will cause its Material Subsidiaries to, from time to time upon the request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents, subject to reasonable prior notice and during normal business hours prior to the occurrence of an Event of Default, to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrower’s practices in the computation of the Borrowing Base, and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Any Lender, at its own expense, may accompany the Agent or professionals retained by the Agents on such examination.  The Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals, provided that (x) the Administrative Agent may, in its reasonable discretion, conduct no more than two (2) commercial finance examinations and two (2) appraisals of the Borrower’s Inventory in any twelve (12) month period (provided that (i) if at any time during such twelve (12) month period either (A) any Loans in excess of $10,000,000 are outstanding for more than ten (10) consecutive Business Days, or (B) Availability is less than thirty percent (30%) of the lesser of the Revolving Credit Ceiling or the Borrowing Base for more than five (5) consecutive Business Days, the Administrative Agent may, in its reasonable discretion, conduct one (1) additional commercial finance examination and one (1) additional Inventory appraisal during such twelve (12) month period, and (ii) if any Event of Default exists, the Agents, in their reasonable discretion, may cause such additional commercial finance examinations and Inventory appraisals to be taken as the Agents reasonably determine, in each case at the expense of the Loan Parties).”

(d)                The provisions of Section 5.11 are hereby deleted in their entirety and the following substituted in their stead:

“SECTION 5.11       Use of Proceeds and Letters of Credit.  The proceeds of Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Borrower and its Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrower and its Subsidiaries, (c) to finance Permitted Acquisitions, and (d) for general corporate purposes (including but not limited to the repayment or refinancing of Indebtedness and the making of Investments and Restricted Payments), in each case to the extent permitted in this Agreement.  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.”

5.       Amendment to Article VI.  The provisions of Article VI of the Credit Agreement are hereby amended as follows:

(a)                The provisions of Section 6.06(b) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

“(b)      No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than the Obligations), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)       as long as no Event of Default then exists or would arise therefrom, mandatory payments and mandatory prepayments of interest and principal as and when due in respect of any Permitted Indebtedness;

(ii)      prepayments, exchanges, purchases, redemptions, retirements, acquisitions, cancellations or terminations (collectively, “Prepayments”) of (A) prior to March 1, 2010, all or any portion of the Convertible Notes, provided that (1) no Event of Default exists or would arise therefrom, (2) the aggregate amount of the cash consideration for such Prepayment does not exceed $50,000,000, and (3) the only Loans then outstanding have been made to pay for any transactions costs, in an amount not to exceed $5,000,000 in the aggregate, incurred by the Loan Parties in connection with such Prepayment; and (B) thereafter, so long as no Loans are then outstanding or, on a pro forma and projected basis (which projections shall be reasonably satisfactory to the Administrative Agent), for the subsequent twelve month period are anticipated to be outstanding, in each case, in excess of $30,000,000, the balance of the Convertible Notes or any Refinancing Indebtedness at any time after the Third Amendment Effective Date, provided that the Payment Conditions shall have been satisfied.  Any Prepayment of the Convertible Notes or the Refinancing Indebtedness solely through the issuance of shares of Capital Stock of a Loan Party shall be deemed a permitted prepayment of such Indebtedness; and

(iii)     refinancings of Indebtedness to the extent the Indebtedness incurred in connection with such refinancing would otherwise be permitted under this Agreement.”

(b)                The provisions of Section 6.10 of the Credit Agreement are hereby amended by deleting the words “Fixed Charge Coverage Ratio” wherever the same shall appear and substituting the words “Consolidated Fixed Charge Coverage Ratio” in their stead.

6.       Amendment to Schedules.  The Commitments of the Lenders are hereby reduced on a pro rata basis as of the Third Amendment Effective Date to $300,000,000.  Accordingly, Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and the new Schedule 1.1 in the form annexed hereto is substituted in its stead.

7.       Waivers; Acknowledgments.  The Agents and the Lenders hereby acknowledge and agree as follows:

(a)                The Administrative Agent and the Lenders hereby waive any Default or Event of Default that may arise under any Loan Document in connection with any Refinancing Indebtedness as a result of the payment of cash and/or the issuance of Capital Stock by the Parent, in each case, upon conversion and retirement of the Refinancing Indebtedness (including any payment of make-whole amounts in cash in settlement of any conversion of all or part of such Indebtedness to Capital Stock).

(b)                The Administrative Agent and the Lenders hereby acknowledge and agree that the cancellation, retirement or termination of any Convertible Notes held by Pier International Limited (whether directly, as a result of dividends of such Convertible Notes ultimately to the Parent, or otherwise) will not constitute a Default or Event of Default.

(c)                The Administrative Agent and the Lenders waive prior notice of reduction of the Commitments as provided in this Third Amendment and as required under Section 2.15 of the Credit Agreement and waive any requirement that the Commitment reduction provided for in this Third Amendment be in the sum of $20,000,000 or an integral multiple thereof.

8.       Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

(a)                This Third Amendment shall have been duly executed and delivered by the Borrower, the Facility Guarantors, the Administrative Agent, the Collateral Agent and the Required Lenders.  The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

(b)                All necessary consents and approvals to this Third Amendment shall have been obtained.

(c)                All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Third Amendment shall have been duly and effectively taken.  The Administrative Agent shall have received from the Loan Parties true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete, together with certificates of legal existence and good standing for each Loan Party as certified by the secretary of state (or similar Governmental Authority) of such Loan Party’s jurisdiction of organization as of a recent date.

(d)                No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this Third Amendment.

(e)                The Borrower shall have paid to the Administrative Agent, (i) for the ratable benefit of the Lenders (including Bank of America, N.A.) consenting to this Third Amendment on or prior to July 17, 2009, an amendment fee (to the extent this Third Amendment becomes effective in accordance with its terms) in an amount equal to 0.375% of each such Lender’s Commitment, and (ii) all fees then due to, and reasonable out-of-pocket costs and expenses incurred by, the Administrative Agent in connection with this Third Amendment, including, without limitation, all attorneys’ fees.

If each of the conditions precedent set forth in this Section 8 has not been fulfilled to the satisfaction of the Administrative Agent on or before July 31, 2009, the agreement of the Lenders to enter into this Third Amendment shall be void and of no effect.

9.       Miscellaneous.

(a)                Notwithstanding the definition of “Cash Management Documentation Event” set forth in the Credit Agreement, the Borrower shall use its commercially reasonable efforts to deliver to the Administrative Agent the documents, agreements and other materials required by Section 2.18(a) of the Credit Agreement, each in form and substance reasonably satisfactory to the Administrative Agent, within ninety (90) days following the Third Amendment Effective Date.

(b)                Except as provided herein or in any waivers previously delivered by the Administrative Agent or the Required Lenders, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained, other than representations and warranties that relate solely to an earlier date.

(c)                The Loan Parties hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Agents or any Lender or the Issuing Bank, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Loan Documents, the Obligations, or otherwise, and that if the Loan Parties now have, or ever did have, in each case, prior to the date hereof, any offsets, defenses, claims, or counterclaims against the Agents or any Lender or the Issuing Bank, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED, and the Loan Parties hereby RELEASE the Agents and each Lender and the Issuing Bank, and each of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

(d)                This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy or e-mail shall be effective delivery of a manually executed counterpart thereof.

(e)                NOTICE OF INDEMNIFICATION:     THE BORROWER AND FACILITY GUARANTORS HEREBY ACKNOWLEDGE AND AGREE THAT THE CREDIT AGREEMENT AND THE SECURITY DOCUMENTS CONTAIN CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTION 9.03 OF THE CREDIT AGREEMENT), WHICH IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION OF THE AGENTS AND THE CREDIT PARTIES FROM CLAIMS OR LOSSES ARISING AS A RESULT OF THE AGENTS’ AND THE CREDIT PARTIES’ OWN NEGLIGENCE OR ON ACCOUNT OF CLAIMS OF STRICT LIABILITY.

(f)                The Credit Agreement, as amended by this Third Amendment, expresses the entire understanding of the parties with respect to the matters set forth herein and therein and supersedes all prior discussions or negotiations hereon.

(g)                By executing this Third Amendment, the undersigned Facility Guarantors hereby consent to the Third Amendment to Credit Agreement and acknowledge that their Guarantee remains in full force and effect.

(h)                This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and their seals to be hereto affixed as the date first above written.

PIER 1 IMPORTS (U.S.), INC., as Borrower
By: ___________________________________
Name: ___________________________________
Title: ___________________________________

PIER 1 IMPORTS, INC., as a Facility Guarantor
By: ___________________________________
Name: ___________________________________
Title: ___________________________________

PIER 1 ASSETS, INC., as a Facility Guarantor

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

PIER 1 LICENSING, INC., as a Facility Guarantor

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

PIER 1 HOLDINGS, INC., as a Facility Guarantor

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

Signature Page to Third Amendment to Credit Agreement

PIER 1 SERVICES COMPANY, a Delaware statutory
trust, as a Facility Guarantor

By: Pier 1 Holdings, Inc., Managing Trustee

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

PIER 1 VALUE SERVICES, LLC, as a Facility Guarantor

By: Pier 1 Imports (U.S.), Inc., its sole member and manager

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent, as Swingline Lender, and as a Lender

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

WELLS FARGO RETAIL FINANCE, LLC,
as Syndication Agent and as a Lender
By: ___________________________________
Name: ___________________________________
Title: ___________________________________

JPMORGAN CHASE BANK, N.A., as Documentation Agent and as a Lender
By: ___________________________________
Name: ___________________________________
Title: ___________________________________

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By: ___________________________________
Name: ___________________________________
Title: ___________________________________

SUNTRUST BANK, as a Lender
By: ___________________________________
Name: ___________________________________
Title: ___________________________________

Schedule 1.1

Lenders and Commitments

Lender	Commitment	Commitment Percentage
Bank of America, N.A.	$120,000,000.00	40.00%
Wells Fargo Retail Finance, LLC	$69,230,769.23	23.08%
JPMorgan Chase Bank, N.A.	$41,538,461.54	13.85%
General Electric Capital Corporation	$46,153,846.15	15.38%
SunTrust Bank	$23,076,923.08	7.69%
TOTAL	$300,000,000.00	100.00%

Schedule 1.1 to Credit Agreement